Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-64442) pertaining to the Employee Stock Purchase Plan of Chicago Bridge & Iron Company N.V.,
(2)	Registration Statement (Form S-8 No. 333-87081) pertaining to the 1999 Long-Term Incentive Plan of Chicago Bridge & Iron Company N.V.,
(3)	Registration Statement (Form S-8 No. 333-39975) pertaining to the Employee Stock Purchase Plan (1997) of Chicago Bridge & Iron Company N.V.,
(4)	Registration Statement (Form S-8 No. 333-24443) pertaining to the Management Defined Contribution Stock Incentive Plan of Chicago Bridge & Iron Company N.V.,
(5)	Registration Statement (Form S-8 No. 333-24445) pertaining to the Long-Term Incentive Plan of Chicago Bridge & Iron Company N.V.,
(6)	Registration Statement (Form S-8 No. 333-33199) pertaining to the Savings Plan of Chicago Bridge & Iron Company N.V.;
of our reports dated February 28, 2007, with respect to the consolidated financial statements and schedule of Chicago Bridge & Iron Company N.V., management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Chicago Bridge & Iron Company N.V., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
Houston, Texas
February 28, 2007